EXHIBIT 10.8

           SUPPLEMENTAL AGREEMENT FOR THE CONSTRUCTION AND DEVELOPMENT
                    OF "TIENS YIHAI INDUSTRIAL PARK PROJECT"

Party A: Shanghai Zhu Jia Jiao Industrial Park Economic Development Ltd. Company
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         Address: 201 Zhu Feng Road, Zhu Jia Jiao Town, Qing Pu District,
         Shanghai Statutory representative: Pu, Qigang
         Contact person: Pu, Qigang
         Contact method: (021) 59230855

Party B: Tianshi International Holdings Group Ltd. Company
         -------------------------------------------------
         Address: British Virgin Island
         Statutory representative: Li, Jinyuan
         Contact person: Dai, Lunzhang
         Contact method: (021) 50495906

Party C: Zhu Jia Jiao Townhouse, Qing Pu District, Shanghai
         ---------------------------------------------------
         Address: 145 Xin Feng Road, Zhu Jia Jiao Town, Qing Pu District,
         Shanghai
         Contact Person: Zhu, Juxing
         Contact method: (021) 59230555

Due to the changes in the national land policies, Party A and Party C are facing financing problems on relocation compensation. In order to smoothly carry forward Tiens Yihai Industrial Park Project (hereinafter referred to as the "Project"), through friendly negotiation, and on the basis of "Shanghai Zhu Jia Jiao Industrial Park Tianshi Industrial Base Investment Agreement" (hereinafter referred to as the "Original Investment Agreement"), and "Tiens Yihai Industrial Park Project Construction and Development Agreement" (hereinafter referred to as the "Original Construction and Development Agreement", hereinafter the two agreements are jointly referred to as the "Original Agreement"), Party A, B and C have reached this agreement, as the supplemental agreement to the original agreement (hereinafter referred to as the "Agreement").

Article 1. Party A, B and C reaffirm the legality and validity of the Original Agreement, the Agreement has the same force effect as the Original Agreement. If there is any conflict between the two agreements, the Agreement shall govern. For items not included in the Agreement, refer to the Original Agreement.

Article 2. Land area and layout

2.1. Party A and Party C undertake, on the 324,514 square meters (486.8 mu) of the approved land (HuQingFuTu [2004]400), to carry forward the Project according to the layout for the production and operation demand of Party B. The land area for the non-manufacturing establishment shall be at least 15% of the total land area, and the limitation can be appropriately more flexible. Manufacturing establishments include, but are not limited to, the building and facilities of production plants, warehouses, research & development center, training center, office buildings, and so on, which either directly or indirectly are for the manufacturing.

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2.2. Party A and Party C undertake to reserve the land, of which the area is in accordance with the area determined in the Original Construction and Development Agreement, for the use of the continuing development of Party B.

2.3. Due to the decreased construction scale of the Project, the productivity, production value, sales revenue and investment scale of the Project shall be scaled down accordingly.

Article 3. Term loan agreement and secured loan agreement

3.1. Party B shall loan RMB 50 million to Party C, for the purpose of relocation compensation. Party C shall pay interest to Party B at a rate that is equal to the contemporary interest rate published by the People's Bank of China. Party C shall make a priority loan repayment with the tax income from the following resources: a. tax income from the trading company of Party B,; and b. all the remaining tax income of the town, which is from the Project after it is put into production; and c. at least 50% of the remaining tax income of the district, which is from the Project after it is put into production.
The repayment for the principal and interest of the loan shall be calculated quarterly commencing from the fist month of the loan.

3.2. Party C shall obtain a loan of RMB 50 million from a financial institution, for the purpose of relocation compensation. Tianshi Group (affiliated company of "TBV") provides a non-preferential credit guarantee obligation for the loan.

Article 4. Procedures

4.1. Party A and Party C shall be responsible for all of the procedures regarding land approval and project construction, which are Government related, the need in respect of construction period Party B shall also be satisfied by Party C. Party B shall assist Party C on, but not limited to:
     a. Approval for the general layout of the approved land;
     b. Approval for the extended project
     c. Obtaining the license for the construction project layout
     d. Obtaining Land-use Rights
     e. Obtaining permission for construction

4.2. Party B shall actively speed up the construction, and cause the project to be built up and put into production.

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Article 5. Payment

5.1 Payment for the land-use right transfer: the price of the approved land of 324,514 square meters (including 17,742 square meters for projected roads, 22,395 square meters for green land, 30,514 square meters for projected river ways, and 253,863 square meters as transferred land) shall be RBM36,000 per mu (a Chinese area unit, 1 mu=666.6 square meters) pursuant to the original agreements. The total price of the whole land shall be RBM17,524,000. The actually available area of the land shall be subject to the number confirmed by the Report of the Mapping Bases regarding Buildings and Land, which is issued by a Governmental Department.

5.2 Payment made by Party B: According to the Original Agreement and relevant progresses, as of the date when this Agreement is signed Party B has paid RMB29.7 million to Party A and Party C. Therefore, as of the date when this agreement is signed Party B has paid off an amount of RMB17,524,000 for the land-use right transfer. Party A and Party C shall be responsible to return the excessive payment of RMB12,176,000 to Party B.

5.3 The conditions and timing of the transactions, relating to the loan provided by Party B to Party C, the loan secured by Tianshi Group for Party C, and excessive payment returned by Party C and Party A to Party B, shall be as follows:

5.3.1 Tianshi Group shall provide a loan guarantee procedure for the loan of RMB50 million provided by a bank to Party C within one week after signing this Agreement;

5.3.2 Party B shall provide one half of the loan, which is RMB25 million, to Party C within ten bank working days after signing this Agreement;

5.3.3 Party B shall provide the second half of the loan, which is RMB25 million, to Party C within ten bank working days after Party A and Party C obtain a license for the construction layout for this project. Simultaneously, Party A and Party C shall return Party B the excessive payment of RMB12, 176,000; and

5.3.4 Party B undertakes to submit its layout scheme to Party C prior to 31st December 2006.

Article 6. Responsibilities of each party

6.1 Responsibilities of Party B:

     (1) Party B shall make full payments timely according to the terms of this Agreement;

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     (2)  Party B undertakes to strengthen its trading business during the period of constructions and to ensure an increase to a relative big extent comparing to the existing basis; and
     (3) Party B undertakes that the local authority will receive additional tax income from this Project after the project is put into production.

6.2 Responsibilities of Party A and Party C:

     (1) Party A and party C undertake to disassemble and remove all existing buildings and facilities on this land no later than 30th June 2007. The excess of time limit or that disassembly is not in conformity with the agreements, Party A and Party C shall bear a penalty for breach of contract, which is 1% of the total price of the land that has been actually transferred.
     (2) Party A and Party C undertake each preferential tax policy and each other preferential policy stipulated by the State, which has been granted to Party B under the original agreements, are all unaltered.

Article 7. Responsibility of Breach of Contract

The Agreement will be effective from the date of sealing and signing. Each party shall abide by the Agreement. The party, which breaches the Agreement, shall bear all responsibilities and compensate all losses borne by non-breaching party/parties.

Article 8. Arbitration

During the execution of this Agreement, if any dispute arises and the parties cannot come into a solution, the dispute shall be submitted to the China International Economy and Trading Arbitration Committee for arbitration.

Article 9. Other

The parties may conclude supplementary agreements for the matters that are not certified under the Agreement. The supplementary agreements shall be as valid as the Agreement.

This Agreement shall be signed in nine counterparts and each party holds three counterparts. Each counterpart has the same validity.

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Stamped by Party A:
Signed by the statutory representative: /s/ Pu, Qigang       November 10, 2006



Stamped by Party B:
Signed by the statutory representative: /s/ Li, Jinyuan



Stamped by Party C:
Signed by the statutory representative: /s/ Zhu, Juxing      November 10, 2006

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                                Power of Attorney

Zhu, Juxing is full authorized to sign the agreement regarding the construction and Development of Tianshi Health Industrial Park Project.


                               [Seal]   Zhu Jia Jiao Townhouse, Qing Pu District

                                                               November 10, 2006

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